UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2008
ARLINGTON TANKERS LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-32343	98-0460376

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
First Floor, The Hayward Building
22 Bermudiana Road
Hamilton HM 11, Bermuda

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (441) 292-4456
Not applicable.

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On December 16, 2008, Arlington Tankers Ltd. (the “Company”) entered into an Amending Agreement among the Company, the subsidiary guarantors party thereto and The Royal Bank of Scotland (“RBS”) agreeing to amend the Amended and Restated Arlington Credit Agreement (as defined below), make certain confirmations regarding the Combination (as defined in Item 8.01 below) and re-affirm the representations contained in the Amended and Restated Arlington Credit Agreement. The foregoing description of the Amending Agreement does not purport to be complete, and is qualified in its entirety by reference to the Amending Agreement, filed as Exhibit 10.1 hereto, which is incorporated herein by reference.
     On December 16, 2008, the Company entered into an Amended and Restated Loan Agreement between the Company and RBS (the “Amended and Restated Loan Agreement”). The Amended and Restated Loan Agreement provides for $229,500,000 in up to three advances and amends certain provisions related to share capital and ownership, principal place of business, and corporate undertakings. The foregoing description of the Amended and Restated Loan Agreement does not purport to be complete, and is qualified in its entirety by reference to the Amended and Restated Loan Agreement, filed as Exhibit 10.2 hereto, which is incorporated herein by reference.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     Prior to the Amalgamation (as defined in Item 8.01 below), the Company’s common shares, $.01 par value per share (“Company Common Shares”), were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the New York Stock Exchange under the symbol “ATB”. On December 16, 2008, the Company requested that in connection with the completion of the Amalgamation, the New York Stock Exchange file a Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act on Form 25 on December 17, 2008 or as promptly as practicable thereafter to deregister the Company Common Shares under Section 12(b) of the Exchange Act and delist the Company Common Shares from trading on the New York Stock Exchange.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 16, 2008, pursuant to the terms of the Merger Agreement (as defined in Item 8.01 below) and in connection with the consummation of the Combinations, Stephen O. Jaeger and Michael Drayton, directors of the Board of Directors of the Company immediately prior to the Amalgamation, resigned and ceased to be directors of the Company as of the effective time of the Amalgamation. Immediately following the Amalgamation, John C. Georgiopoulos and Jeffrey D. Pribor were appointed as directors and vice presidents of the Company and Brian Kerr was appointed as treasurer of the Company.
Item 7.01. Regulation FD Disclosure.
     On December 16, 2008, the Company and General Maritime Corporation (renamed General Maritime Subsidiary Corporation) (“Historic General Maritime”) issued a joint press release announcing the approval by their respective shareholders of the Combinations and the other transactions contemplated by the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference except for the second paragraph thereof, which contains quoted remarks.

Item 8.01. Other Events.
     On August 5, 2008, the Company entered into an Agreement and Plan of Merger and Amalgamation (the “Merger Agreement”) with Historic General Maritime, Galileo Holding Corporation (renamed General Maritime Corporation) (“New General Maritime”), Archer Amalgamation Limited (“Archer Amalgamation Sub”) and Galileo Merger Corporation (“Galileo Merger Sub”).
     On December 16, 2008, pursuant to the Merger Agreement, the Company amalgamated with Archer Amalgamation Sub, with the resulting amalgamated company continuing as the surviving entity (the “Amalgamation”) and Galileo Merger Sub merged with and into Historic General Maritime, with Historic General Maritime continuing as the surviving corporation of such merger (the “Merger” and together with the Amalgamation, the “Combinations”). As a result of the Amalgamation, the Company became a wholly owned subsidiary of New General Maritime and each outstanding Company Common Share was converted into the right to receive one share of common stock, $.01 par value per share, of New General Maritime (“New General Maritime Common Stock”). As a result of the Merger, Historic General Maritime became a wholly owned subsidiary of New General Maritime and each outstanding share of common stock, $.01 par value per share, of Historic General Maritime was converted into the right to receive 1.34 shares of New General Maritime Common Stock.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

     See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON TANKERS LTD.
Date: December 16, 2008	By:	/s/ Edward Terino
Edward Terino
Chief Executive Officer, President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amending Agreement, dated as of December 16, 2008, among the Company, the subsidiary guarantors party thereto, and The Royal Bank of Scotland.

10.2	Amended and Restated Loan Agreement, dated as of December 16, 2008, between the Company, as Borrower, and the Royal Bank of Scotland plc, as Lender.

99.1	Joint Press Release of the Company and General Maritime Corporation (renamed General Maritime Subsidiary Corporation), issued on December 16, 2008.

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